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                                                                  EXHIBIT 10.16B

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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  THIS SECOND AMENDMENT (this "Amendment"), made this 25th day of May, 2001, is made to that certain Employment Agreement by and between ROBERT N. WILDRICK ("Executive") and JOS. A. BANK CLOTHIERS, INC. ("Employer"), dated as of November 1, 1999, as amended by that certain First Amendment to Employment Agreement, dated March 6, 2000 (as so amended, the "Agreement").

  WHEREAS, Executive and Employer are the sole parties to the Employment Agreement; and

  WHEREAS, Executive and Employer have agreed to amend the Employment Agreement,

  NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Executive and Employer hereby amend the Employment Agreement and agree as follows:

     1. Section 2 of the Agreement is hereby amended by deleting from the third line thereof the date "February 2, 2002" and inserting in lieu thereof the date "January 29, 2005".

     2. Section 3.2 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

     3.2  Location of Executive Offices. The Company will maintain its principal
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     executive offices at a location in the Baltimore, Maryland metropolitan area and additional executive offices at a location in the Palm Beach, Florida metropolitan area. Executive may conduct the affairs of the Company from the Palm Beach office, subject to spending such amounts of his time as shall be reasonably necessary in the Baltimore Office. Executive shall not be required to perform services for the Company at a location other than the Baltimore office and the Palm Beach office, except for services rendered in connection with reasonably required travel on the Company's business.

     3. Section 4.1 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

     4.1  Base Salary. Employer shall pay to Executive during the Employment
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     Period an annual base salary (the "Base Salary") in accordance with this
     Section 4.1. Subject to increases as set forth in the immediately following sentence, the Base Salary for the period from the Start Date through February 2, 2002 shall be $450,000 and the Base Salary for the period from February 3, 2002 through January 29, 2005 shall be $750,000. Beginning in Fiscal 2001, the Board shall increase the Base Salary at least once each fiscal year on the date on which general salary increases within the Company for such year take effect (the "Annual Increase Date"). The annual increase shall be in an amount not less than the percentage increase in the consumer price index over the most recently reported 12-month period. In the event the Board fails to so increase the Base Salary in any fiscal year by the Annual Increase Date, the Base Salary shall automatically be increased on such date by an amount equal to the percentage increase in the consumer price index over the most recently reported 12-month period. The Base Salary for each calendar year shall be payable in installments in accordance with the Company's policy on payment of executives in effect from time to time.
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     4. Effective for Fiscal 2002 (and for each fiscal year thereafter during the Employment Period), Section 4.2.A of the Agreement is hereby amended by:

     a. deleting from the third line thereof the number "100%" and inserting in lieu thereof the number "125%";

     b. deleting from the fifth line thereof the word "Committee" and inserting in lieu thereof the phrase "Compensation Committee of the Board (the `Committee')"; and

     c. adding at the end thereof the following: "The Company and Executive acknowledge that the Company has in the past established additional bonus programs wherein participants' bonus rates are more or less than the otherwise applicable maximum bonus rate for such participants. For example, in Fiscal 2000 (during which Executive's bonus rate was 100% of Base Salary), the Company established three bonus programs- the "max" bonus program, wherein Executive's bonus rate was 50% of Base Salary; the "supermax" bonus program, wherein Executive's bonus rate was 100% of Base Salary; and the "turnaround" bonus program, wherein Executive's bonus rate was 200% of Base Salary. Without limiting the Executive's right to receive a Bonus as set forth in the first sentence of this Section 4.2.A, if and to the extent the Company shall establish additional bonus programs in the future, without obligating the Company to do so, Executive's bonus rate in such programs shall be proportionately increased or decreased based upon Executive's otherwise applicable bonus rate of 125%. For example, if Executive's contractual bonus rate in Fiscal 2000 had been 125%, his bonus rates for the three bonus programs then in effect would have been: 62.5% of Base Salary for the "max" program; 125% of Base Salary for the "supermax" program; and 250% of Base Salary for the "turnaround" program.

     5. Section 4.3 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

     4.3  Car and Club Allowance. Employer shall pay to Executive throughout the
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     Employment Period a car and club allowance equal to $1,750 per month, which shall be in lieu of any expense reimbursement related to a car (purchased or leased) or a club.

     6. Section 4.7 of the Agreement is hereby amended by inserting at the end thereof the following:

          Employer shall propose to the shareholders of the Company the creation of an additional option plan for at least 350,000 shares of the Company's common stock (the "Stock"). If the shareholders do not approve such proposal, Employee shall be entitled to terminate this Agreement as of February 2, 2002 by notice to the Company not later than August 3, 2001 and the Company shall pay to Mr. Wildrick severance in the amount of $900,000 pursuant to Section 6.4 hereof. Provided the shareholders approve such proposal, the Company will grant to Mr. Wildrick as of the date of shareholder approval an option to purchase 350,000 shares of the Stock as hereinafter set forth. The grant shall consist of a first tranche of 150,000 options, a second tranche of 100,000 options and a third tranche of 100,000 options (respectively, "Tranche One", "Tranche Two" and "Tranche Three"). The Tranche One options shall vest immediately upon issuance and shall be exercisable at a price equal to the closing price of the Stock on the date of grant. The Tranche Two options shall vest on February 2, 2003 and shall be exercisable at a price equal to the greater of the exercise price of the Tranche One options or $8.00 per share. The Tranche Three options shall vest on February 1, 2004 and shall be exercisable at a price equal to the greater of the exercise price of the Tranche One options or $9.00 per share. Options shall be exercisable not earlier than the date of vesting. If the parties fail to agree upon a renewal or extension of the Employment Period and the Employment

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     Period expires on its then stated expiration date, vested options may be not be exercised later than three months after the expiration of the Employment Period. Subject to the foregoing provisions, the agreement pursuant to which the options shall be granted shall be generally in the form of option agreement attached as an exhibit hereto.

     7. Section 5.3 of the Agreement is hereby amended by deleting therefrom clause (z) and inserting in lieu thereof the following "(z) any transfer of the Company's principal or additional executive offices outside the respective geographic areas described in Section 3.2 of this Amendment or requirement that Executive principally perform his duties outside of the Palm Beach, Florida metropolitan area."

     8. Section 6.1 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

          6.1  Termination Without Cause by Employer or for Good Reason or
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     Change of Control by Executive. If the Employment Period is terminated by
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     Executive at any time pursuant to the provisions of Section 5.4 hereof,
     Employer will pay to Executive on the last day of the Employment Period the sum of (a) $1,800,000, plus (b) if applicable, the Bonus for the last full Bonus Year pursuant to Section 4.2. If the Employment Period is terminated by Employer pursuant to the provisions of Section 5.1 hereof or by Executive pursuant to the provisions of Section 5.3 hereof, Employer will pay to Executive on the last day of the Employment Period the sum of (y) $1,500,000, plus (z) if applicable, the Bonus for the last full Bonus Year pursuant to Section 4.2. Employer shall have no obligation to continue any other benefits provided for in Section 4 past the date of termination.

     9. Section 6.3 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

          6.3  Termination for Cause Following a Change of Control. In the event
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     Employer terminates the Employment Period for cause pursuant to Section 5.2 at any time within 90 days following a change in control of the Company, Employer shall pay to Executive on the last day of the Employment Period the sum of (a) $1,800,000, plus (b) if applicable, the Bonus for the last full Bonus Year pursuant to Section 4.2. Employer shall have no obligation to continue any other benefits provided for in Section 4 past the date of termination.

     10. Section 6.4 of the Agreement is hereby amended by deleting therefrom the phrase "his then annual Base Salary plus his maximum Bonus for the year in which the termination occurs and" on the third and fourth lines of page 8 of the Agreement and inserting in lieu thereof the phrase "(a) $900,000 and (b)".


     Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. The word "Company" as used herein and in the Agreement shall mean and refer to "Jos. A. Bank Clothiers, Inc." and is used herein and in the

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Agreement interchangeably with the word "Employer". This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JOS. A. BANK CLOTHIERS, INC.

By: /s/: Andrew A. Giordano              /s/: Robert N. Wildrick
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    Andrew A. Giordano,                  ROBERT N. WILDRICK
    Chairman of the Board

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